AMERICAN ANNUITY GROUP, INC.

                   EXHIBIT 23 - CONSENT OF INDEPENDENT AUDITORS



   We consent to the incorporation by reference in the Registration Statements pertaining to the Employee Stock Purchase Plan of American Annuity Group, Inc. (Form S-8 No. 33-55189), the Agent Stock Purchase Plan of American Annuity Group, Inc. (Form S-3 No. 33-57259), the American Annuity Group, Inc. Deferred Compensation Plan (Form S-8 No. 333-17383), the American Annuity Group, Inc. Directors' Compensation Plan (Form S-8 No. 333-13777), the American Annuity Group, Inc. Bonus Plan (Form S-3 No. 333-68323), the 1998 American Annuity Group, Inc. Agent Stock Option Plan (Form S-3 No. 333-51535) and the American Annuity Group, Inc. 1994 Stock Option Plan (Form S-8 No. 333-41091) of our report dated March 9, 2000, with respect to the consolidated financial statements and schedules of American Annuity Group, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1999.







                                                          Ernst & Young LLP

   Cincinnati, Ohio
   March 24, 2000

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